     As Filed With the Securities and Exchange Commission on June 20, 1996

                                                    Registration No. 333-_______
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                   __________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________



                         PLATINUM SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                            33-0277592
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)


                 195 Technology Drive, Irvine, California 92718
              (Address of Principal Executive Offices) (Zip Code)

                                   __________

                     1996 NONQUALIFIED STOCK OPTION PLAN
                          (Full title of the plans)
                                   __________


                    L. George Klaus, Chief Executive Officer
                         Platinum Software Corporation
                              195 Technology Drive
                            Irvine, California 92718
                    (Name and address of agent for service)


                                 (714) 453-4000
         (Telephone number, including area code, of agent for service)


                                   Copies to:
                             Perry Tarnofsky, Esq.
                         Platinum Software Corporation
                              195 Technology Drive
                                Irvine, CA 92718

          Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------
                                            Proposed maximum       Proposed maximum
  Title of securities     Amount to be       offering price       aggregate offering         Amount of
   to be registered       registered(1)        per share                 price           registration fee
- ---------------------------------------------------------------------------------------------------------
  Common Stock,              500,000
  $.001 par value            shares                (2)              $3,119,562.50(2)         $1,075.63
- ---------------------------------------------------------------------------------------------------------


(1) This Registration Statement covers an aggregate of 500,000 shares of Common Stock which may be issued pursuant to Registrant's 1996 Nonqualified Stock Option Plan (the "Plan"); together with such additional shares of such Common Stock as may be issued to the holders of such options pursuant to anti-dilution provisions.

(2) In accordance with Rule 457(h), the aggregate offering price of 304,600 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the Plan is based upon the per share exercise price of such options, the weighted average of which is $5.00 per share. With respect to the remaining 195,400 shares of Common Stock registered hereby which would be issued upon exercise of the remaining options which Registrant is authorized to issue under its Plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by NASDAQ National Market System for the Common Stock on June 19, 1996, which was $8.1875 per share.

- -------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in the registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996.

         (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed on October 15, 1992 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California.

Item 6.  Indemnification of Directors and Officers.

         (a) As permitted by the Delaware General Corporation Law, the Second Restated Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

         (b) The Amended and Restated Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Amended and Restated Bylaws provide for a similar indemnity to directors and officers of the Company to the fullest extent authorized by the Delaware General Corporation Law.

         (c) The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and executive officers of the Registrant against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

          4.1 Platinum Software Corporation 1996 Nonqualified Stock Option Plan (the "Plan").

          4.2    Form of Nonqualified Stock Option Agreement pertaining to the
                 Plan.

          5.1 Opinion of Stradling, Yocca, Carlson & Rauth, A Professional Corporation.

         23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

         23.2    Consent of Arthur Andersen LLP, Independent Accountants

         23.3    Consent of Ernst & Young LLP, Independent Accountants

         24.1 Power of Attorney (included on the signature page to the Registration Statement - see pages II-4 through II-6).

Item 9.  Undertakings.

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 19th day of June, 1996.


                                                  PLATINUM SOFTWARE CORPORATION



                                                  By:  /s/ L. GEORGE KLAUS
                                                       ------------------------
                                                       L. George Klaus
                                                       Chief Executive Officer

                               POWER OF ATTORNEY

         We, the undersigned officers and directors of Platinum Software Corporation, do hereby constitute and appoint L. George Klaus and Michael J. Simmons, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                          Title                          Date
        ---------                          -----                          ----
/s/ L. GEORGE KLAUS              Chief Executive Officer,            June 19, 1996
- -------------------------        President, Director
    L. George Klaus


/s/ MICHAEL J. SIMMONS           Chief Financial Officer             June 19, 1996
- -------------------------        (Principal Financial Officer)
    Michael J. Simmons


/s/ PAUL G. MAZZARELLA           Controller (Principal               June 19, 1996
- -------------------------        Accounting Officer)
    Paul G. Mazzarella


                       (Signatures continued next page.)

               (POWER OF ATTORNEY SIGNATURES CONTINUED THIS PAGE)


/s/ CARMELO J. SANTORO           Chairman of the Board               June 19, 1996
- -------------------------
    Carmelo J. Santoro


/s/ W. DOUGLAS HAJJAR            Director                            June 19, 1996
- -------------------------
    W. Douglas Hajjar


/s/ RICHARD J. GOEGLEIN          Director                            June 19, 1996
- -------------------------
    Richard J. Goeglein


/s/ CHARLES V. PROTHRO           Director                            June 19, 1996
- -------------------------
    Charles V. Prothro


/s/ WALDO J. RICHARDS            Director                            June 19, 1996
- -------------------------
    Waldo J. Richards


/s/ L. JOHN DOERR                Director                            June 19, 1996
- -------------------------
    L. John Doerr


/s/ ARTHUR J. MARKS              Director                            June 19, 1996
- -------------------------
    Arthur J. Marks


/s/ ROBERT FINZI                 Director                            June 19, 1996
- -------------------------
    Robert Finzi


/s/ DONALD R. DIXON              Director                            June 19, 1996
- -------------------------
    Donald R. Dixon


/s/ W. DOUGLAS HAJJAR            Director                            June 19, 1996
- -------------------------
    W. Douglas Hajjar

                                 EXHIBIT INDEX


   Exhibit                                                                                     Sequential
   Number                                      Description                                     Page Number
   ------                                      -----------                                     -----------
     4.1   Platinum Software Corporation 1996 Nonqualified Stock Option Plan (the
           "Plan").

     4.2   Form of Nonqualified Stock Option Agreement pertaining to the Plan.

     5.1   Opinion of Stradling, Yocca, Carlson & Rauth, A Professional Corporation.

    23.1   Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation
           (Included in Exhibit 5.1).

    23.2   Consent of Arthur Andersen LLP, Independent Accountants

    23.3   Consent of Ernst & Young LLP, Independent Accountants

    24.1   Power of Attorney (Included on the signature page to the Registration
           Statement - see pages II-4 and II-5.)